PRICING SUPPLEMENT NO. 58                                  Rule 424 (b)(3)
DATED: October 24, 1997                                  File No. 333-31277
(To Prospectus dated August 13, 1997
and Prospectus Supplement dated August 13, 1997


                                 $5,180,520,162
                         THE BEAR STEARNS COMPANIES INC.
                           MEDIUM-TERM NOTES, SERIES B
             WITH MINIMUM MATURITY OF NINE MONTHS FROM DATE OF ISSUE


Principal Amount:       Floating Rate Notes              Book Entry Notes
$15,000,000             [x]                              [x]

Original Issue Date:    Fixed Rate Notes                 Certificated Notes
October 29, 1997        [_]                              [_]


Maturity Date:
October 24, 2000

Option to Extend Maturity:              No  [x]

                                        Yes [_]   Final Maturity Date:


                                              Optional               Optional
                      Redemption              Repayment              Repayment
Redeemable On         Price(s)                Date(s)                Price(s)
-------------         ----------              ----------             ----------

N/A                   N/A                     N/A                    N/A


Applicable Only to Fixed Rate Notes:
-----------------------------------

Interest Rate:

Applicable Only to Floating Rate Notes:
--------------------------------------

Interest Rate Basis:                            Maximum Interest Rate: N/A

[_]         Commercial Paper Rate               Minimum Interest Rate: N/A

[_]         Federal Funds Rate                  Interest Reset Date(s): *

[_]         Treasury Rate                       Interest Reset Period: Monthly

[_]         LIBOR Reuters                       Interest Payment Date(s): **

[x]         LIBOR Telerate

[_]         Prime Rate                          Interest Payment Period: Monthly

[_]         CMT Rate


Initial Interest Rate: ***

Index Maturity:  One Month

Spread (plus or minus): +0.10%
---------------------------------

*        On the 24th of each month.

**       On the 24th of each month.

*** The one month LIBOR rate as of October 27,1997 plus 10 basis points.

The distribution of Notes will conform to the requirements set forth in Rule 2720 of the NASD Conduct Rules.

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